UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement

On March 29, 2013, BlueLinx Corporation (the “Operating Company”), a wholly-owned subsidiary of BlueLinx Holdings Inc. (“BlueLinx”), reached an agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (“Wells Fargo”) and the other signatories thereto to amend the terms of its existing Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended (the “Credit Agreement”).  The Fifth Amendment modifies the Credit Agreement as follows:

(a)	extends the final maturity date to April 15, 2016;
(b)	increases the maximum availability from $400 million to $422.5 million;
(c)	reduces the unused line fee from 0.75% to 0.50%;
(d)	decreases the excess liquidity we are required to maintain in order to avoid being required to meet certain financial ratios and triggering additional limits on Capital Expenditures under the Credit Agreement to the greater of (i) $30,000,000 or (ii) the amount equal to 12.5% of the lesser of (A) our borrowing base or (B) $422.5 million; and
(e)	decreases applicable margin rates to rates listed in the table below:

	Quarterly Average Modified Adjusted Excess Availability	Applicable Prime Rate Margin	Applicable Eurodollar Rate Margin

Tier 1	Greater than $150,000,000	1.50%	3.00%

Tier 2	Greater than $100,000,000 but equal to or less than $150,000,000	1.75%	3.25%

Tier 3	Equal to or less than $100,000,000	2.00%	3.50%

The applicable margin rate will be set at Tier 2 until June 29, 2013.

Except as described above, all other material terms of the Credit Agreement remain substantially the same, including the provision of an additional $100 million uncommitted accordion credit facility, which would permit the Operating Company to increase the maximum borrowing capacity up to $522.5 million.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02                 Unregistered Sales of Equity Securities

On March 28, 2013, BlueLinx sold an aggregate of 13,486,288 shares of its common stock to Cerberus ABP Investor LLC at a subscription price of $1.75 per share upon exercise of subscription rights issued pro rata to holders of BlueLinx’s common stock in connection with its previously announced rights offering.  The sale of such shares was made in reliance on the exemption from registration of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  There were no underwriting discounts or commissions paid in connection with such sales.

Item 9.01                  Financial Statements and Exhibits

   (d)           Exhibits

Exhibit No.	Description
10.1
The Fifth Amendment, dated March 29, 2013, to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, as amended, by and between the Operating Company, Wells Fargo and the other signatories listed therein.

99.1	Press release, dated March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

	By:	/s/ Sara E. Epstein
Sara E. Epstein
Vice President, General Counsel and Secretary

Dated: March 29, 2013